Appendix A

                         VALERO ENERGY CORPORATION

                      EXECUTIVE STOCK INCENTIVE PLAN

                             Table of Contents


SECTION 1.  Purpose. . . . . . . . . . . . . . . . . . . .

SECTION 2.  Definitions. . . . . . . . . . . . . . . . . .

SECTION 3.  Administration . . . . . . . . . . . . . . . .

SECTION 4.  Shares Available For Awards. . . . . . . . . .
     Shares Available. . . . . . . . . . . . . . . . . . .
     Sources of Shares Deliverable Under Awards. . . . . .
     Adjustments . . . . . . . . . . . . . . . . . . . . .
     Share Counting. . . . . . . . . . . . . . . . . . . .

SECTION 5.  Eligibility. . . . . . . . . . . . . . . . . .

SECTION 6.  Awards . . . . . . . . . . . . . . . . . . . .
     Options . . . . . . . . . . . . . . . . . . . . . . .
          Exercise Price . . . . . . . . . . . . . . . . .
          Incentive Stock Options. . . . . . . . . . . . .
     Stock Appreciation Rights . . . . . . . . . . . . . .
          Grant Price. . . . . . . . . . . . . . . . . . .
          Other Terms and Conditions . . . . . . . . . . .
     Restricted Stock. . . . . . . . . . . . . . . . . . .
          Dividends. . . . . . . . . . . . . . . . . . . .
          Registration . . . . . . . . . . . . . . . . . .
          Forfeiture . . . . . . . . . . . . . . . . . . .
     Performance Awards. . . . . . . . . . . . . . . . . .
          Terms and Conditions . . . . . . . . . . . . . .
          Payment of Performance Awards. . . . . . . . . .
     Stock Compensation. . . . . . . . . . . . . . . . . .
     Other Stock-Based Awards. . . . . . . . . . . . . . .
     General . . . . . . . . . . . . . . . . . . . . . . .
          Grants . . . . . . . . . . . . . . . . . . . . .
          Forms of Payment by Company. . . . . . . . . . .
          Limits on Transfer . . . . . . . . . . . . . . .
          Term of Awards . . . . . . . . . . . . . . . . .
          Share Certificates . . . . . . . . . . . . . . .
          Delivery of Shares or other Securities and
             Payment by Participant of Consideration . . .
          Termination of Employment. . . . . . . . . . . .
          Award Agreements . . . . . . . . . . . . . . . .
     Exercise of Option or SAR Awards. . . . . . . . . . .
          Notice . . . . . . . . . . . . . . . . . . . . .
          Payment. . . . . . . . . . . . . . . . . . . . .
          Tax Payment Election . . . . . . . . . . . . . .
          Payment with Stock . . . . . . . . . . . . . . .
          Valuation. . . . . . . . . . . . . . . . . . . .
          Rights as Stockholder. . . . . . . . . . . . . .

SECTION 7.  Amendment and Termination. . . . . . . . . . .
     Amendments to the Plan. . . . . . . . . . . . . . . .
     Amendments to Awards. . . . . . . . . . . . . . . . .
     Unusual or Nonrecurring Events. . . . . . . . . . . .

SECTION 8.  Change Of Control. . . . . . . . . . . . . . .
     Nonacceleration . . . . . . . . . . . . . . . . . . .
     Effect. . . . . . . . . . . . . . . . . . . . . . . .
     Defined . . . . . . . . . . . . . . . . . . . . . . .

SECTION 9.  General Provisions . . . . . . . . . . . . . .
     No Rights to Awards . . . . . . . . . . . . . . . . .
     Delegation. . . . . . . . . . . . . . . . . . . . . .
     Withholding . . . . . . . . . . . . . . . . . . . . .
     No Limit on Other Compensation Arrangements . . . . .
     No Right to Employment. . . . . . . . . . . . . . . .
     Governing Law . . . . . . . . . . . . . . . . . . . .
     Severability. . . . . . . . . . . . . . . . . . . . .
     Other Laws. . . . . . . . . . . . . . . . . . . . . .
     No Trust or Fund Created. . . . . . . . . . . . . . .
     No Fractional Shares. . . . . . . . . . . . . . . . .
     Headings. . . . . . . . . . . . . . . . . . . . . . .
     Construction. . . . . . . . . . . . . . . . . . . . .

SECTION 10.  Effective Date of the Plan. . . . . . . . . .

SECTION 11.  Term of the Plan. . . . . . . . . . . . . . .

                         VALERO ENERGY CORPORATION

                      EXECUTIVE STOCK INCENTIVE PLAN

SECTION 1.  Purpose.

The purposes of the Valero Energy Corporation Executive Stock Incentive Plan (the "Plan") are to promote the interests of Valero Energy Corporation (together with any successor thereto, the "Company") and its stockholders by (i) attracting and retaining executive personnel and other key employees of the Company and its affiliates; (ii) motivating these employees by using performance-related incentives to achieve longer range performance goals; and (iii) enabling these employees to participate in the long-term growth and financial success of the Company.

SECTION 2.  Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b)  "Award" shall mean any Option, Stock Appreciation Right,
Restricted Stock, Performance Award, Stock Compensation Award or
Other Stock-Based Award.

(c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

(d)  "Board" shall mean the Board of Directors of the Company.

(e)  "Change of Control" is defined in Section 8(b) of the Plan.

(f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g) "Committee" or "Compensation Committee" shall mean the Compensation Committee of the Board as further described in
Section 3 of the Plan.

(h) "Employee" shall mean any employee of the Company or of any Affiliate.

(i)  "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended.

(j)  "Exercise Notice" is defined in Section 6(h) of the Plan.

(k) "Fair Market Value" shall mean the average of the "high" and "low" reported sales price per Share (as reported in the New York
Stock Exchange - Composite Transactions listing) as of the relevant measuring date, or if there are no sales on the New York
Stock Exchange on that measuring date, then as of the next following day on which there were sales.

(l)  "Incentive Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(m) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(n)  "Notice Date" is defined in Section 6(h) of the Plan.

(o) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(p)  "Other Stock-Based Award" shall mean any right granted under
Section 6(f) of the Plan.

(q) "Participant" shall mean any Employee granted an Award under the Plan.

(r)  "Performance Award" shall mean any right granted under
Section 6(d) of the Plan.

(s) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(t) "Restricted Stock" shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(c) of the Plan.

(u) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

(v) "SAR" or "stock appreciation right" shall mean the right, subject to the provisions of this Plan, to receive a payment in cash equal to the difference between the specified exercise price of the SAR and the Fair Market Value of one share of the Common Stock.

(w) "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

(x)  "Settlement Date" is defined in Section 6(h) of the Plan.

(y) "Share" or "Shares" shall mean the common stock of the Company, $1.00 par value, and other securities or property that may become the subject of Awards or become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

(z)  "Stock Compensation" shall mean any right granted under
Section 6(e) of the Plan.

(aa) "Tax Payment" is defined in Section 6(h) of the Plan.

SECTION 3.  Administration.

The Plan shall be administered by a committee of not less than three directors of the Company, which Committee shall be, except as hereinafter set forth, the Compensation Committee. In the event the Compensation Committee shall have fewer than three members, or if fewer than three members of the Compensation Committee shall be eligible to act with respect to this Plan, then additional members of the Board of Directors shall be appointed by the Board to act with and as a part of the Compensation Committee for purposes of administering this Plan so that the committee administering this Plan shall consist of at least three members of the Board of Directors. No person shall serve on or act as a member of the committee administering this Plan who would be ineligible to serve on the Committee under Rule 16b-3. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(a)  designate Participants;

(b) determine the type or types of Awards to be granted to an eligible Employee;

(c) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

(d) determine the terms and conditions of any Award and any subsequent amendments thereto;

(e) determine to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended;

(f) determine to what extent and under what circumstances any amount payable (in whatever form) with respect to an Award may be deferred either automatically or at the election of the holder thereof or the Committee;

(g) provide for the acceleration of any time period relating to the vesting, exercise or realization of any Award so that the Award may be exercised or realized in full on or before a date fixed by the Committee; the Committee may, in its discretion, include other provisions and limitations in any Award Agreement as the Committee may deem equitable and in the best interests of the Company;

(h) interpret and administer the Plan and any instrument or agreement relating to the Plan, including Award Agreements.

(i) establish, amend, suspend, or waive any rules or regulations regarding the Plan, and appoint any agent the Committee shall deem appropriate for the proper administration of the Plan; and

(j) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any Employee.

SECTION 4.  Shares Available For Awards.

(a)  Shares Available.  Subject to adjustment as provided in
Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 2,100,000. No more than 750,000 of the Shares available for Awards shall be issued as Restricted Stock. The maximum aggregate number of Shares available for Options and SARs to any one Participant during any twelve-month period is equal to 500,000 or any lesser amount that will enable the Company to comply with the deductibility requirements of Section 162(m) of the Code and the rules promulgated thereunder as determined by the Committee.

(b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

(c) Adjustments. In the event that the Committee determines that any dividend or distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares so that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust, in such manner as it may deem equitable (i) any or all of the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) any or all of the number and type of Shares (or other securities or property) subject to outstanding Awards, and/or (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided in each case that with respect to Awards of Incentive Stock Options and Awards intended to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, no adjustment shall be authorized to the extent that the adjustment would cause the Plan to violate Section 422(b)(1) of the Code or would cause any part of the Award to fail to qualify under Section 162(m) of the Code, as the case may be, or any successor provisions thereto; and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d) Share Counting. For purposes of determining at any time the number of Shares that remain available for grant under this Plan, the number of Shares then authorized pursuant to Section 4 of the Plan shall be (i) decreased by the "gross" number of Shares issued pursuant to exercised Awards, (ii) decreased by the "gross" number of Shares issuable pursuant to outstanding unexercised Awards, and (iii) increased by the difference between the "gross" number of Shares and the "net" number of Shares issued pursuant to exercised Awards. As used herein, the "gross" number of Shares refers to the maximum number of Shares that may be issued upon the exercise of an Award. The "net" number of Shares refers to the net number of Shares actually issued to an Award holder upon exercise of an Award, after reducing the "gross" number of Shares by the number of Shares tendered back to the Company in payment of the Award's exercise price or for the satisfaction of any Tax Payment obligation. If a Participant shall forfeit, voluntarily surrender or otherwise permanently lose his or her right to exercise an Award under any provision of this Plan or otherwise, or if any Award shall terminate or expire pursuant to its terms, the Shares subject to the Award shall once again be available to be awarded and sold under this Plan pursuant to a new Award granted hereunder.

SECTION 5.  Eligibility.

Any Employee who is not a member of the Committee, including any officer or employee-director of the Company or any affiliate, shall be eligible to be designated a Participant.

SECTION 6.  Awards.

(a) Options. In determining that an eligible Employee shall be granted an Option, the Committee shall determine, subject to the provisions of the Plan, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and any additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine.

     (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time each Option is granted; provided, that the purchase price per Share shall not be less than 100% of Fair Market Value on the date of grant.

     (ii) Incentive Stock Options.  The terms of any Incentive
Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

(b) Stock Appreciation Rights. Subject to the provisions of the Plan, in determining the Employees to whom SARs shall be granted, the Committee shall determine the number of Shares to be covered by each SAR Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. SAR Awards shall be payable in cash only and may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. SARs granted in tandem with or in addition to another Award may be granted either at the same time as the other Award or at a later time.

     (i) Grant Price. The grant price of an SAR shall be determined by the Committee.

     (ii) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of an SAR, the term, methods of exercise, and any other terms and conditions of any SAR; provided that the Committee may not grant an SAR to any Participant subject to Section 16 of the Exchange Act that is exercisable earlier than six months from the date of its grant.

(c) Restricted Stock. Subject to the provisions of the Plan, in determining the Employees to whom Restricted Stock shall be granted, the Committee shall determine the number of Shares of Restricted Stock to be granted to each Participant, the duration of the restriction period during which, and the conditions under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of the Awards.

     (i) Dividends. Unless otherwise determined by the Committee, a Restricted Stock Award shall provide for the payment of dividends during its restriction period. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture, and may be subject to transfer restrictions during any period established by the Committee, all as determined by the Committee in its discretion.

     (ii) Registration. Any Restricted Stock may be evidenced in any manner deemed appropriate by the Committee, including book-entry registration or the issuance of stock certificates.
If any stock certificate is issued with respect to Restricted Stock, the certificate shall be registered in the name of the Participant and may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the Restricted Stock.

     (iii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant's employment (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Restricted Stock shall be forfeited by the Participant to the Company without compensation therefor. However, when the Committee finds that a waiver would be in the best interests of the Company, the Committee may waive in whole or in part any or all remaining restrictions with respect to the Restricted Stock held by the Participant whose employment is terminating. Unrestricted Shares, evidenced in any manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise have been satisfied.

(d) Performance Awards. The Committee shall have authority to determine the Employees who may receive a Performance Award, which shall consist of a right, (A) denominated or payable in cash, Shares, other securities or other property (including Restricted Stock), and (B) that shall confer on the holder thereof, rights valued at an amount determined by the Committee and payable to or exercisable by the holder thereof, in whole or in part, upon the achievement of prescribed performance goals during prescribed performance periods as the Committee shall establish.

     (i) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount of any payment or transfer to be made pursuant to any Performance Award.

     (ii) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

(e) Stock Compensation. The Committee shall have authority to pay in Shares all or any portion of the amounts payable under any compensation program of the Company. The number and type of Shares to be distributed in lieu of the cash compensation applicable to any Award, as well as the terms and conditions of any bonus awards, shall be determined by the Committee.

(f) Other Stock-Based Awards. The Committee is hereby authorized to grant to eligible Employees an "Other Stock-Based
Award", which shall consist of a right

     (i)  that is not an Award or right described in Section
6(a), (b), (c), (d), or (e) above and

     (ii) that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan; provided, that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any Other Stock-Based Award.

(g)  General.

     (i) Grants. Awards may be granted, in the discretion of the Committee, either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of other Awards or awards. The Committee may authorize the grant of Awards prior to stockholder approval of the Plan, but any Award granted by the Committee shall be contingent upon stockholder approval of the Plan.

     (ii) Forms of Payment by Company. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in any form as the Committee shall determine, including cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. These rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

     (iii)     Limits on Transfer.

          (A) Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or if permissible under applicable law, by the Participant's beneficiary or by an immediate family member as a transferee receiving the Award pursuant to a gift if the transfer is permitted under the terms of the Award Agreement.

          (B) No Award and no right under any Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than as provided in Paragraph (A) above or by will or by the laws of descent and distribution and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

     (iv) Term of Awards. The term of each Award shall be for the period determined by the Committee; provided, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

     (v) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to all stop transfer orders and other restrictions as the Committee may deem advisable under the Plan; the rules, regulations, and other requirements of the SEC, and any stock exchange upon which the Shares or other securities are then listed; and any applicable federal or state laws. The Committee may cause a legend or legends to be put on any stock certificates to make appropriate reference to applicable restrictions.

     (vi) Delivery of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company. Payment may be made in any form or method prescribed by the Committee, including cash, Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any Shares or other property tendered to the Company as of the date of such tender, is at least equal to the full amount required to be paid.

     (vii) Termination of Employment. Except as otherwise provided in the Plan, or otherwise determined by the Committee on the date of grant and included in the Award Agreement, an Award vests to and/or may be exercised by a Participant only while the Participant is and has continually been since the date of the grant of the Award an Employee. If a Participant's employment with the Company is voluntarily terminated by the Participant (other than through retirement, death or disability), then all unexercised Awards previously granted to that Participant under the Plan shall lapse automatically and be forfeited 30 days following the date of the Participant's termination of employment. If a Participant's employment is terminated by the Company other than for "cause" (as determined by the Company), then all unexercised Awards previously granted to the Participant shall lapse and be forfeited by the Participant 90 days after termination of employment.

          If a Participant's employment is terminated because of retirement, death or total and permanent disability (with the determination of disability to be made within the sole discretion of the Committee), any unexercised Award held by the Participant shall remain outstanding according to the Award's original terms or the Committee may prescribe new or additional terms not inconsistent with the terms of the Plan for the vesting, exercise or realization of the Award. Absent any determination by the Committee to the contrary, any unexercised Award held by a Participant whose employment is terminated because of retirement, death or disability shall vest or become exercisable according to the Award's original terms.

     (viii) Award Agreements. Awards shall be evidenced by Award Agreements having terms and conditions, not inconsistent with the Plan, as prescribed by the Committee. Award Agreements need not be uniform.

(h)  Exercise of Option or SAR Awards.

     (i) Notice. Unless otherwise prescribed by the Committee, Awards may be exercised only by written notice of exercise (the "Exercise Notice"), in the form prescribed by the Committee, delivered to the Company to the Financial Benefit Plan Administration Manager, and signed by the Participant, other person acting on behalf of the Participant or transferee being entitled to exercise the same. The date on which the Exercise Notice is delivered to the Company shall be the "Notice Date." The Exercise Notice shall specify a date (the "Settlement Date"), not less than five business days nor more than ten business days following the Notice Date, upon which the Shares or other rights shall be issued or transferred to the Participant (or other person entitled to exercise the Award) and the Award's exercise price shall be paid to the Company.

     (ii) Payment. Unless otherwise prescribed by the Committee, on the Settlement Date, the person exercising an Award shall tender to the Company full payment for the Shares or other rights with respect to which the Award is exercised, together with an additional amount, in cash, certified check, cashier's check or bank draft approved by Valero, equal to the amount of any taxes required to be collected or withheld by the Company in connection with the exercise of the Award (the "Tax Payment").

     (iii) Tax Payment Election. Subject to the approval of the Committee, and to any rules and limitations as the Committee may adopt, a person exercising an Award may make the Tax Payment in whole or in part by electing, at or before the time of exercise of the Award, either (a) to have the Company withhold from the number of Shares otherwise deliverable a number of Shares whose Fair Market Value equals the Tax Payment, or (b) to deliver certificates for other Shares owned by the person exercising the Award, endorsed in blank with appropriate signature guarantee, having a Fair Market Value equal to the amount otherwise to be collected or withheld. Following any election to withhold Shares or deliver other Shares to make a Tax Payment, the Committee shall have sole discretion to approve or disapprove the election at any time prior to the Settlement Date. If the election is disapproved, the Tax Payment shall be made in cash, or in any combination of cash and Shares as the Committee may direct. If the Committee shall fail to disapprove the election prior to the Settlement Date, the election will be deemed approved.

     (iv) Payment with Stock. Subject to approval by the Committee, a person exercising an Award for the receipt of Shares may pay for the Shares by tendering to the Company other Shares legally and beneficially owned by that person at the time of the exercise of the Award. If approved by the Committee, this method of exercise may include use of a procedure whereby a person exercising an Award may request that Shares received upon exercise of a portion of an Award be automatically applied to satisfy the exercise price for additional and increasingly larger portions of the Award. The certificate(s) representing any Shares tendered in payment of an Award's exercise price must be accompanied by a stock power duly executed with appropriate signature guarantees. The Committee may, in its sole discretion, refuse any tender of Shares in which case the Company shall promptly redeliver the Shares to the person exercising the Award and notify the person of the refusal as soon as practicable. In this event, the person may either (a) tender to the Company on the Settlement Date the cash amount required to pay for the Award's Shares, or (b) rescind the Exercise Notice. If the person elects to rescind his or her Exercise Notice, the person may again (subject to the other terms of this Plan) deliver an Exercise Notice with respect to the Award at any time prior to its expiration date.

     (v) Valuation. Any calculation with respect to a Participant's income, required tax withholding or other matters required to be made by the Company upon the exercise of an Award shall be made using the Fair Market Value of the Shares on the Notice Date, whether or not the Exercise Notice is delivered to the Company before or after the close of trading on that date, unless otherwise specified by the Committee.

     (vi) Rights as Stockholder. Except as provided in Section 6(c) of this Plan, until the issuance of the stock certificate(s) for Shares purchased hereunder (as evidenced by the appropriate entry on the books of the Company or any authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder of the Company shall exist with respect to such Shares, notwithstanding the exercise of any Award. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificates evidencing such Shares are issued, except as otherwise provided in this Plan.

SECTION 7.  Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the
Plan:

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no amendment, alteration, suspension, discontinuation, or termination may be made that would:

     (i) materially increase the total number of Shares available for Awards under the Plan (except as provided in Section 4) or materially increase the benefits accruing to Participants under the Plan;

     (ii) permit Awards encompassing rights to purchase Shares to be granted with a per Share grant, exercise or purchase price of less than the Fair Market Value of a Share on the grant thereof;
or

     (iii) otherwise cause the Plan to cease to qualify for or cease to comply with any tax or regulatory exemption, status or requirement, including for these purposes any approval or other prerequisite for exemptive relief from Section 16(b) of the Exchange Act.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that no change in any Award shall reduce the benefit accruing to any Participant without the consent of the Participant.

(c) Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms, conditions, and criteria of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4(c) of the Plan) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or in recognition of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment shall be authorized to the extent the adjustment would cause the Award to fail to qualify.

SECTION 8.  Change Of Control.

(a) Nonacceleration. In the event of any Change of Control, the Chairman of the Board and Chief Executive Officer (or, if the office is vacant, the President) of the Company may on or before the date of the event constituting a Change of Control, file with the Corporate Secretary of the Company a written notice (the "Nonacceleration Notice") signed by the officer stating that the Change of Control shall not result in the acceleration of Awards granted under the Plan to the Participants identified in the notice (or held by persons claiming by, through or under such Participants). The Nonacceleration Notice may be filed with respect to all Awards granted under the Plan or with respect to certain Awards granted to Participants specified in the notice (each Participant referred to by name or generically in a Nonacceleration Notice, together with each person claiming by, through or under such Participant, is hereinafter referred to as a "Nonaccelerated Person"). Notwithstanding any other provision of this Plan, each Award granted under this Plan, not theretofore forfeited or terminated and held as of the date of a Change of Control by a person who as of such date is not a Nonaccelerated Person shall upon occurrence of the Change of Control immediately become vested or exercisable with respect to all of the rights specified therein. The inclusion of a Participant or other person as a Nonaccelerated Person in a Nonacceleration Notice shall not be construed to alter or amend any rights the Participant or other person may have under this Plan under the provisions of any executive severance agreement or other contractual relationship with the Company.

(b) Effect. If a Change of Control shall occur, each Award held by a Participant pursuant to the Plan shall remain in full force and effect until the earlier of (i) the expiration date of the Award, or (ii) 90 days following the Participant's date of termination of employment with the Company.

     In addition to the Committee's authority set forth in
Section 7(c) of the Plan, in order to maintain the Participants' rights in the event of any Change of Control, the Committee, as constituted before the Change of Control, is hereby authorized, and has sole discretion, as to any Award, either at the time the Award is made hereunder or any time thereafter, to take any one or more of the following actions:

     (i) provide for the acceleration of any time periods relating to the vesting, exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date fixed by the Committee;

     (ii) provide for the purchase of any Award, upon the Participant's request, for an amount of cash equal to the amount that could have been attained upon the exercise of the Award or realization of the Participant's rights in the Award had the Award been currently exercisable or payable;

     (iii) adjust any outstanding Award as the Committee deems appropriate to reflect the Change of Control; or

     (iv) cause any outstanding Award to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after the Change of Control. The Committee may in its discretion include other provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

(c)  Defined.  A Change of Control shall be deemed to occur if:

     (i)  the Company merges or consolidates with any other
Person (other than a wholly owned subsidiary of the Company) and is not the surviving entity (or survives only as the subsidiary of another entity);

     (ii) the Company sells all or substantially all of its assets to any other Person (other than a wholly owned subsidiary of the Company);

     (iii)     the Company is liquidated or dissolved;

     (iv) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or its subsidiaries, or any entity holding Shares for or pursuant to the terms of those employee benefit plans, is or becomes an "Acquiring Person" as defined in that certain Amended and Restated Rights Agreement dated October 17, 1991, between the Company and Ameritrust Texas, N.A., successor to MBank Alamo, N.A. (or any successor Rights Agreement).

     (v) any "person" or "group" (as these terms are used in subparagraph (iv) above) shall commence a tender offer or exchange offer for 30% or more of the Shares then outstanding, or for any number or amount of Shares which, if the tender or exchange offer were to be fully subscribed and all Shares for which the tender or exchange offer is made were to be purchased or exchanged pursuant to the Offer, would result in the acquiring person or group directly or indirectly beneficially owning 50% or more of the Shares then outstanding; or

     (vi) as a result of or in connection with a contested election of directors, a number of directors equal to a majority of the Board before the election cease to be members of the Board.

SECTION 9.  General Provisions.

(a) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award. The Committee is not required to treat uniformly the Employees, Participants, or holders or beneficiaries of Awards when making grants of Awards under the Plan. The terms and conditions of Awards are not required to be the same with respect to each recipient.

(b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to the terms and limitations the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Employees who are not deemed "officers" or "directors" of the Company for purposes of Section 16 of the Exchange Act, or any successor Section thereto, or who are otherwise not subject to
Section 16.

(c) Withholding. The Company or any Affiliate is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes with respect to an Award, its exercise, the lapse of restrictions thereon, payment or transfer under an Award or under the Plan, and to take any other action necessary in the opinion of the Company to satisfy all obligations for the payment of the taxes.

(d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect any other compensation arrangements.

(e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable federal law.

(g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(h) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of the Shares or other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded.

(i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or any fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

(k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(l) Construction. Use of the term "including" in this Plan shall be construed to mean "including but not limited to."

SECTION 10.  Effective Date of the Plan.

The Plan shall be effective July 21, 1994, subject to approval by the stockholders of the Company.

SECTION 11.  Term of the Plan.

No Award shall be granted under the Plan ten years after approval of the Plan by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, extend beyond that date.


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